Exhibit 10.14
Amendment to Consulting Agreement
This Amendment to Consulting Agreement (this “Amendment”) is made on June 30, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Jamie Odell Pty Ltd. (“Consultant”).
WHEREAS, the Company and Consultant entered into a Consulting Agreement dated as of May 16, 2019, which was amended as of March 26, 2020 (as amended, the “Consulting Agreement”); and
WHEREAS, the amendment to the Consulting Agreement dated as of March 26, 2020 provided that effective as of April 1, 2020, and until and through June 30, 2020, Consultant would be paid twenty-five thousand U.S. dollars ($25,000) each month for the Services provided hereunder for that period of time.
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Decrease in Monthly Fees. The Agreement is hereby amended by adding the following sentence to the end of the first paragraph of Section 3.1:
“Effective as of July 1, 2020, and until and through July 31, 2020, Consultant will be paid twenty-five thousand U.S. dollars ($25,000) each month for the Services provided to the Company pursuant to this Agreement.”
2.    Except as set forth in this Amendment, all terms and conditions of the Consulting Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Consulting Agreement shall refer to the Consulting Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Consulting Agreement.
3.    This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of June 30, 2020.
SCIENTIFIC GAMES CORPORATION

By: /s/ James Sottile
Name:    James Sottile
Title:    Executive Vice President and Chief Legal Officer

JAMIE ODELL PTY LTD.

By: /s/ Jamie Odell
Name:    Jamie Odell

Title:    Proprietor

I acknowledge the terms and conditions of this Amendment to Consulting Agreement and that I am bound by them in my individual capacity as the principal of the Consultant:

PRINCIPAL:

/s/ Jamie Odell
Jamie Odell
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